Exhibit 99.1

Below is a reproduction of the contents of the poster entitled, “Weight Loss with Controlled-Release Phentermine/Topiramate (PHEN/TPM CR) Reverses Metabolic Syndrome and Improves Associated Traits”:

Below is a reproduction of the contents of the poster entitled, “Weight Loss with Controlled-Release Phentermine/Topiramate (PHEN/TPM CR) Reverses Metabolic Syndrome and Improves Associated Traits”:

Authors: W. Timothy Garvey, MD(a); Robert R. Henry, MD(b); Craig A. Peterson, MS(c); Charles H. Bowden, MD(c)

(a)University of Alabama at Birmingham; Birmingham VA Medical Center, Birmingham, AL; (b)VA San Diego Healthcare System, San Diego, CA; (c)Vivus, Inc., Mountain View, CA

Contact details: Dr. W. T. Garvey, MD; University of Alabama at Birmingham, 1675 University Blvd, Birmingham, AL 35294-3360; Office: (205) 996-7433; E-mail: garveyt@uab.edu

•  Introduction

•                  Abdominal obesity is strongly associated with metabolic syndrome, a risk factor for type 2 diabetes mellitus (T2DM).(1),(2)

•                  There has been an increase in the incidence of metabolic syndrome worldwide, which is likely associated with the global obesity and diabetes epidemics.(3)

•                  Weight loss has been suggested as first-line intervention for metabolic syndrome and its associated components.(1)

•                  Phentermine/topiramate controlled-release (PHEN/TPM CR) is an investigational combination therapy that was developed to enhance weight loss and improve weight-related comorbidities in conjunction with lifestyle interventions/modifications.

•                  The CONQUER study was a 56-week, double-blind, placebo-controlled Phase 3 trial in which subjects with obesity and weight-related comorbidities demonstrated significant weight loss with lifestyle interventions + 2 doses of PHEN/TPM CR at 56 weeks.(4)

•  Objectives

•                  To evaluate the effects of lifestyle interventions + PHEN/TPM CR on weight loss and resolution of metabolic syndrome during 56 weeks in subjects with metabolic syndrome at CONQUER baseline.

•  Methods

•                  In total, 2487 overweight/obese adult subjects with >2 weight-related comorbidities were randomized to lifestyle + placebo, PHEN 7.5 mg/TPM CR 46 mg (lifestyle + 7.5/46), or PHEN 15 mg/TPM CR 92 mg (lifestyle + 15/92) treatment in CONQUER.(4)

•                  A subanalysis was performed to assess the effects of weight loss on metabolic syndrome in subjects with metabolic syndrome at baseline in CONQUER. Subjects with T2DM were excluded from this analysis. The diagnosis of metabolic syndrome was made when >3 of the following 5 criteria were met:(5)

•                  Waist circumference >102 cm in men or >88 cm in women.

•                  Triglycerides >150 mg/dL or taking >1 lipid-lowering medication.

•                  High-density lipoprotein cholesterol (HDL-C) <40 mg/dL in men or <50 mg/dL in women or taking >1 lipid-lowering medication.

•                  Systolic blood pressure (SBP) >130 or diastolic BP (DBP) >85 mm Hg or taking >1 antihypertensive medication.

•                  Fasting glucose >100 mg/dL or taking >1 antidiabetic medication.

•                  All subjects were managed to standard of care for their respective comorbidities, including the option to add or modify medications, and received lifestyle modification, including nutrition guidance and increased physical activity, based on the LEARN program.(6)

•  Assessments

•                  The primary efficacy endpoint in this trial was percent weight loss at Week 56 in the intent-to-treat (ITT) population with last observation carried forward (LOCF).

•                  A subanalysis assessed percent weight loss, changes in metabolic status, and progression to and resolution of metabolic syndrome at Week 56 in a subgroup of subjects with metabolic syndrome and without T2DM at baseline.

•                  Analysis of covariance (ANCOVA) was used to evaluate changes in weight loss and other outcomes. Analyses in the ITT population used an ANCOVA model with treatment, gender, and diabetic status as fixed effects and baseline as a covariate. Analyses in the metabolic syndrome subgroup used an ANCOVA model with treatment as a fixed effect and baseline as a covariate.

•  Results

Baseline Demographics

•                  At baseline, 70.7% (n=1730) of subjects met the criteria for metabolic syndrome and did not have T2DM. A total of 388 (15.8%) subjects had T2DM at baseline and were excluded from this analysis.

•                  Baseline demographics for the metabolic syndrome subgroup are presented in Table 1 and are similar to those of the overall ITT population.

Table 1. Baseline Demographics (Metabolic Syndrome Subgroup* ITT).

	Lifestyle + Placebo	Lifestyle + 7.5/46	Lifestyle + 15/92
Characteristic	(n=698)	(n=353)	(n=679)
Mean age, years	51.3	51.5	51.1
Gender, % female	67.3	67.7	69.2
Mean weight, kg	104.8	104.0	103.6
Mean body mass index, kg/m2	36.8	36.4	36.6
Waist circumference, cm	114.0	113.2	113.6
Mean triglycerides, mg/dL	173.9	172.2	171.8
Mean HDL-C, mg/dL	46.5	47.0	47.4
Mean SBP, mm Hg	129.6	129.1	128.7
Mean DBP, mm Hg	81.4	81.0	80.7
Fasting glucose, mg/dL	102.3	103.1	102.4

*Subjects with metabolic syndrome and without T2DM.

Weight Loss

•                  After 56 weeks of treatment, significant, dose-related weight loss (P<.0001 for all comparisons vs lifestyle + placebo) was observed with lifestyle + PHEN/TPM CR in the overall population and in subjects with metabolic syndrome at baseline (Figure 1).

Changes in Metabolic Syndrome

•                  By Week 56, significantly more subjects with metabolic syndrome at baseline who were treated with lifestyle + PHEN/TPM CR experienced resolution of their metabolic syndrome than subjects receiving lifestyle + placebo (P<.0001 for all comparisons vs lifestyle + placebo; Figure 2).

•                  Among subjects without metabolic syndrome at baseline, progression to metabolic syndrome was more common in lifestyle + placebo–treated subjects than lifestyle + PHEN/TPM CR–treated subjects (Figure 3).

•                  In patients with metabolic syndrome at baseline, treatment with lifestyle + PHEN/TPM CR also resulted in significantly greater improvements in individual cardiometabolic parameters when compared with lifestyle + placebo (Table 2).

Table 2. LS Mean Change in Cardiometabolic Parameters From Baseline to Week 56 (Metabolic Syndrome Subgroup* ITT-LOCF).

Parameter	Lifestyle + Placebo	Lifestyle + 7.5/46	Lifestyle + 15/92
Waist circumference, cm	–3.6	–8.8†	–10.7†
SBP, mm Hg	–3.0	–5.4‡	–6.4†
DBP, mm Hg	–2.9	–3.4	–4.1‡
Fasting glucose, mg/dL	–0.9	–3.2‡	–4.2†
Triglycerides, % change	–0.8	–14.2†	–16.1†
HDL-C, % change	1.7	7.2†	8.9†
Fasting insulin, μIU/mL	1.2	–3.9‡	–4.7†
hs-CRP, mg/L	–0.8	–2.5‡	–2.4†
Adiponectin, μg/mL	0.4	1.5†	2.2†
Fibrinogen, mg/dL	–1.2	–15.3‡	–13.3‡

hs-CRP=high sensitivity C-reactive protein; LS=least-squares.

*Subjects with metabolic syndrome and without T2DM at baseline; †P<.0001 vs lifestyle + placebo; ‡P<.05 vs lifestyle + placebo.

Safety Summary: Overall Safety Population

•                  The most common treatment-emergent adverse events (TEAEs) are presented in Table 3. Among lifestyle + PHEN/TPM CR subjects, the incidence of serious AEs was comparable to lifestyle + placebo: 4%, 3%, and 5% for lifestyle + placebo, lifestyle + 7.5/46, and lifestyle + 15/92, respectively.

Table 3. Most Common TEAEs (Safety Population*).

	Lifestyle + Placebo	Lifestyle + 7.5/46	Lifestyle + 15/92
TEAE, %	(n=993)	(n=498)	(n=994)
Dry mouth	2	13	21
Paresthesia	2	14	21
Constipation	6	15	17
Upper respiratory tract infection	13	12	13
Nasopharyngitis	9	11	10
Dysgeusia	1	7	10
Insomnia	5	6	10
Headache	9	7	10

*The safety population was defined as all subjects who received at least 1 dose of study drug.

•                  Completion rates on therapy were higher in the lifestyle + PHEN/TPM CR groups: 57%, 69%, and 64% for lifestyle + placebo, lifestyle + 7.5/46, and lifestyle + 15/92, respectively.

•                  Discontinuation rates due to TEAEs were dose related at 8.9%, 11.6%, and 19.2% for lifestyle + placebo, lifestyle + 7.5/46, and lifestyle + 15/92, respectively.

•                  There was 1 death in the lifestyle + placebo group.

•  Conclusions

•                  In subjects with metabolic syndrome, lifestyle intervention + PHEN/TPM CR produced significantly more weight loss over 56 weeks than in subjects treated with lifestyle + placebo.

•                  The degree of weight loss attributable to lifestyle + PHEN/TPM CR in subjects with metabolic syndrome was comparable to that seen in the lifestyle + PHEN/TPM CR–treated subjects in the overall population.

•                  Weight loss associated with lifestyle + PHEN/TPM CR led to the resolution of the metabolic syndrome diagnosis in nearly twice as many individuals compared with lifestyle intervention alone.

•                  Lifestyle + PHEN/TPM CR produced greater decrements in fasting glucose, indicative of an increase in insulin sensitivity(7); and lifestyle + PHEN/TPM CR treatment was associated with reductions in blood pressure, triglycerides, and fibrinogen, and increases in HDL-C and adiponectin.

•                  PHEN/TPM CR was generally well tolerated based on study completion rates, discontinuation rates, and overall AEs.

•                  PHEN/TPM CR as an adjunct to lifestyle intervention produces meaningful weight loss and improvements in metabolic syndrome traits and could be a valuable tool in combating the obesity epidemic, as well as the pathophysiological progression of cardiometabolic disease.

This trial is registered at ClinicalTrials.gov, number NCT00553787.

References: (1). Grundy SM, et al. Circulation. 2005;112(17):2735-2752. (2). Wilson PW, et al. Circulation. 2005;112(2);3066-3072. (3). Eckel RH, et al. Lancet. 2005;365(9468);1415-1428. (4). Gadde KM, et al. Lancet. 2011;377(9774);1341-1352. (5). Alberti KG, et al. Circulation. 2009;120(16);1640-1645. (6). Brownell KD. The LEARN Program for Weight Management. 2004. (7). Yuen KC, Dunger DB. Clin Endocrinol. 2006;64(5):549-555.

Acknowledgment: We would like to acknowledge and thank the CONQUER investigators and study coordinators, the Medpace team (study CRO), Michael Schwiers (for data assistance), The Lockwood Group (for poster development assistance), and VIVUS internal contributors.